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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                        Date of Report: December 5, 2002
                        (Date of earliest event reported)




                           VERIZON COMMUNICATIONS INC.
             (Exact name of registrant as specified in its charter)



          Delaware                           1-8606                             23-2259884
(State or other jurisdiction of      (Commission File Number)      (I.R.S. Employer Identification No.)
        incorporation)

1095 Avenue of the Americas,
New York, New York                                                               10036
(Address of principal executive offices)                                       (Zip Code)


       Registrant's telephone number, including area code: (212) 395-2121



                                 Not applicable
          (Former name or former address, if changed since last report)




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Item 9. Regulation FD Disclosure.

         Set forth below is a press release issued by Verizon Communications Inc. on December 5, 2002.



NEWS RELEASE

                                                                  [VERIZON LOGO]


FOR IMMEDIATE RELEASE                       MEDIA CONTACT:
DEC. 5, 2002                                BOB VARETTONI
                                            212-395-7726
                                            robert.a.varettoni@verizon.com



               VERIZON ANNOUNCES PLAN TO EXPENSE STOCK OPTIONS AND DISCLOSES EFFECTS OF PENSION AND OTHER RETIREE BENEFIT COSTS


         NEW YORK - Verizon Communications Inc. (NYSE:VZ) announced today that it will expense the fair value of employee stock options granted on or after Jan. 1, 2003.

         The company also announced the expected amount of 2002 pension income, net of post-retirement benefit costs, and estimated the amount of income it expects to recognize in connection with these plans in 2003.

         Verizon's 2002 earnings per share (EPS) guidance of $3.05 to $3.09 remains unchanged.

                             EMPLOYEE STOCK OPTIONS

         The company estimates that, under current accounting rules, expensing stock options on a prospective basis will result in a charge to earnings of 2 cents per diluted share in 2003.

         "Today we informed our Board of Directors of our intention to expense employee stock options," said Verizon Chief Financial Officer Doreen Toben. "Options remain an important part

Verizon News Release, page 2



of our long-term incentive compensation program. Although we have always disclosed the effect of options in our annual reports and public filings, this is an issue of investor interest and we believe that now is the right time to begin including these costs in our results."

                PENSION AND OTHER POST-RETIREMENT BENEFIT EFFECTS

         For 2002, the company expects to recognize non-cash pension income, net of post-retirement benefit costs, of approximately 35 cents per share. In 2003, the company anticipates that non-cash pension income, net of post-retirement benefit costs, will decline between 27 and 33 cents per share, resulting in net pension income of 2 to 8 cents per share in 2003.

         Toben said that current conditions in the securities markets will cause the company to lower its expected return on plan assets and discount rate assumption for 2003. This, coupled with rising medical and prescription drug costs that will increase the medical cost trend rate assumption, will result in the decrease in pension income in 2003.

         "From a cash perspective, we do not foresee a need to add funding to our pension plans overall in 2003," Toben said. "Our plans are currently adequately funded, and we expect that status to remain intact throughout 2003. Other post-retirement benefits, principally health care and life insurance obligations, are on a pay-as-you-go basis and will continue to be funded from our operating cash flow."

                     SEIDENBERG: CONFIDENCE IN 2003 OUTLOOK

         Verizon Chief Executive Officer Ivan Seidenberg said, "As we look ahead to 2003, we will remain focused on operational execution and on further distinguishing ourselves from the other companies in the telecommunications sector. Just as we are performing very well in a difficult environment this year, we are confident in our ability to grow operationally in 2003.

Verizon News Release, page 3

We are committed to continued market leadership in wireless, as well as continued success in sales of long distance, DSL and product bundles in the consumer market and the success of our new Enterprise Advance initiative in the business market."

         Verizon plans to provide more complete earnings and financial guidance for 2003 on Jan. 29, 2003, when the company releases its fourth-quarter and full-year 2002 results.


         Verizon Communications (NYSE:VZ) is one of the world's leading providers of communications services. Verizon companies are the largest providers of wireline and wireless communications in the United States, with
135.0 million access line equivalents and 31.5 million Verizon Wireless customers. Verizon is also the largest directory publisher in the world. With more than $67 billion in annual revenues and more than 236,000 employees, Verizon's global presence extends to more than 35 countries in the Americas, Europe, Asia and the Pacific. For more information on Verizon, visit www.verizon.com.


                                      ####


VERIZON'S ONLINE NEWS CENTER: Verizon news releases, executive speeches and biographies, media contacts and other information are available at Verizon's News Center on the World Wide Web at www.verizon.com/news. To receive news releases by e-mail, visit the News Center and register for customized automatic delivery of Verizon news releases.

NOTE: This press release contains statements about expected future events and financial results that are forward-looking and subject to risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The following important factors could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: the duration and extent of the current economic downturn; materially adverse changes in economic conditions in the markets served by us or by companies in which we have substantial investments; material changes in available technology; technology substitution; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations; the final results of federal and state regulatory proceedings concerning our provision of retail and wholesale services and judicial review of those results; the effects of competition in our markets; our ability to satisfy regulatory merger conditions and obtain combined company revenue enhancements and cost savings; the ability of Verizon Wireless to achieve revenue enhancements and cost savings, and obtain sufficient spectrum resources; the outcome of litigation concerning the FCC NextWave spectrum auction; our ability to recover insurance proceeds relating to equipment losses and other adverse financial impacts resulting from the terrorist attacks on Sept. 11, 2001; and changes in our accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings.

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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                 Verizon Communications Inc.
                                           ------------------------------------
                                                        (Registrant)

Date:  December 5, 2002                    /s/ John F. Killian
       ----------------                    ------------------------------------
                                           John F. Killian
                                           Senior Vice President and Controller